EXHIBIT 23.4

CONSENT OF ARGY, WILTSE & ROBINSON, P.C.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Advantage Corporation of our report dated April 9, 2004, relating to the consolidated financial statements of CoreFacts, LLC, which appears in First Advantage Corporation’s amended current report on Form 8-K/A filed December 17, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia

December 17, 2004

8405 Greensboro Drive    Suite 700    Tysons Corner    McLean, Virginia 22102

Phone: 703-893-0600    Fax: 703-893-2766    www.awr.com